UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): June 16, 2014

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08      Shareholder Director Nominations.

The information set forth under Item 8.01 is incorporated into this Item 5.08 by reference.

Item 8.01      Other Events.

On June 16, 2014, the Board of Directors of Deep Well Oil & Gas, Inc. (“Deep Well”) determined that the date of its General Meeting of Shareholders, will be Wednesday, September 17, 2014 (the “Meeting”). The Board of Directors set the close of business on July 31, 2014, as the record date (the “Record Date”) for shareholders entitled to receive notice of and to vote at the Meeting.

Any shareholder proposals for inclusion in Deep Well’s proxy materials for its Meeting must be received by Deep Well and addressed to the Corporate Secretary, Suite 700, 10150 – 100 Street, Edmonton, Alberta T5J 0P6 no later than July 2, 2014.  Any such proposal must comply with the rules pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended and in accordance with Deep Well’s amended bylaws as previously filed with the U.S. Securities and Exchange Commission (the “SEC”).

Deep Well plans to file with the SEC and make its proxy materials available on its website on or about August 7, 2014, and advises its shareholders to read the proxy statement, as it will contain important information about proposals being voted on at the Meeting.

Item 9.01      Financial Statements and Exhibits.

Deep Well issued a press release on June 18, 2014 announcing the date of its General Meeting of Shareholders, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated June 18, 2014, filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: June 18, 2014	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO

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